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(Amendment No. )

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The Herzfeld Caribbean Basin Fund, Inc.

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The Herzfeld Caribbean Basin Fund, Inc.
_____________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November 10, 2014
 _____________________________________

Miami, Florida
August 29, 2014

TO THE STOCKHOLDERS OF
THE HERZFELD CARIBBEAN BASIN FUND, INC.:

The Annual Meeting of Stockholders of The Herzfeld Caribbean Basin Fund, Inc. (the "Fund") will be held on November 10, 2014, at 2:00 p.m. Eastern time at 119 Washington Avenue, Suite 504, Miami Beach, FL 33139, for the following purposes (the "Annual Meeting"):

Proposal (1):	The election of a Class III director;

Proposal (2):	Revision to the fundamental investment policy regarding borrowing money and issuing senior securities;

Proposal (3):	Approval of an amendment to the investment advisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the advisory fees; and,

Other Business:	To transact such other business as may properly come before the meeting and any adjournments thereof.

The subjects referred to above are discussed in detail in the Proxy Statement accompanying this notice. Each stockholder is invited to attend the Annual Meeting in person. Stockholders of record at the close of business on August 14, 2014, have the right to vote at the meeting. If you cannot be present at the Annual Meeting, we urge you to fill in, sign, and promptly return the enclosed proxy card in order that the Annual Meeting can be held without additional expense and a maximum number of shares may be voted.

REANNA J. M. LEE
Secretary

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on November 10, 2014
The proxy statement and annual report to stockholders are available at http://www.herzfeld.com/cuba.htm or by calling the Secretary of the Fund, Reanna Lee at 800-854-3863 or 305-271-1900.

YOUR VOTE IS IMPORTANT
NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

The Herzfeld Caribbean Basin Fund, Inc.
119 Washington Avenue, Suite 504, Miami Beach, Florida 33139

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
NOVEMBER 10, 2014

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Herzfeld Caribbean Basin Fund, Inc. (the "Fund"), a Maryland corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 119 Washington Avenue, Suite 504, Miami Beach, FL 33139, on November 10, 2014 at 2:00 p.m. Eastern time. Stockholders of the Fund are being asked to vote on (1) the election of a Class III director; (2) revision to the fundamental investment policy regarding borrowing money and issuing senior securities; and (3) approval of an amendment to the investment advisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the advisory fees.

Proxies may be solicited by mail, telephone, telegraph and personal interview. The Fund has also requested brokers, dealers, banks or voting trustees, or their nominees, to forward proxy material to the beneficial owners of stock of record. You may revoke your proxy at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the Fund at the address set forth above. Signing and mailing the proxy will not affect your right to give a later-dated proxy or to attend the Annual Meeting and vote your shares in person. There is no stockholder statutory right of appeal or dissident with respect to any matters to be voted on at the Annual Meeting. The cost of soliciting proxies will be paid by the Fund. This proxy statement is expected to be distributed to stockholders on or about August 29, 2014.

THE PERSON NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE NOMINEE(S) FOR DIRECTOR AND TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

The Fund’s shares of beneficial interest trade on the NASDAQ Capital Market under the ticker symbol "CUBA."

On August 14, 2014, the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, or any adjournment thereof, there were issued and outstanding 3,713,071 shares of Common Stock of the Fund, each entitled to one vote, constituting all of the Fund’s then outstanding securities.

At the Annual Meeting, a quorum shall consist of the holders of a majority of the outstanding shares of the Common Stock of the Fund entitled to vote at the meeting. If a quorum is present, a plurality of all votes cast at the Annual Meeting shall be sufficient for the approval of Proposal 1. A majority of all votes cast at the Annual Meeting is required for the approvals of Proposals 2, and 3. The affirmative vote of a majority of the Fund’s outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), for these purposes, is the vote of (1) 67% or more of the voting securities entitled to vote on such Proposal that are present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding voting securities entitled to vote on such Proposal, whichever is less. Under Maryland law, abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting, but will be treated as votes not cast, and therefore, will not be counted for purposes of determining whether matters to be voted upon at the Annual Meeting have been approved.

The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended June 30, 2014, to any stockholder requesting such report.

Requests for the annual report or semi-annual report should be made in writing to the Fund at the address set forth above or by calling the Secretary of the Fund, Reanna Lee, at 800-854-3863 or 305-271-1900.

ELECTION OF DIRECTOR
(Proposal 1)

One director is to be elected at the Annual Meeting. Pursuant to the Fund’s By-Laws, the directors are classified into three classes with respect to the year of expiration of their terms of office. Because the Fund’s Class III directors’ terms of office will expire in 2014, the Annual Meeting is being held for the election of such director. The remaining Class I and Class II directors’ terms of office will expire in 2015, and 2016, respectively.

If authority is granted on the accompanying proxy card to vote in the election of director, it is the intention of the person named in the proxy to vote at the Annual Meeting for the election of the nominee named below, who has consented to being named in the proxy statement and to serve if elected. If a nominee is unavailable to serve for any reason, the person named as proxy will vote for such other nominee selected by the Board of Directors, or the Board may reduce the number of directors as provided in the Fund’s By-Laws. The Fund currently knows of no reason why the nominee listed below would be unable or unwilling to serve if elected.

As of August 14, 2014, the Fund’s Board of Directors consisted of 5 members. A Class III director of the Fund, Mr. Thomas J. Herzfeld, is the nominee for election, and his current term as director will expire on the date of the Annual Meeting or when his successor is elected and qualified. The nominee would serve until his successor has been elected and qualified.

Certain information regarding the nominee as well as the current directors and executive officers of the Fund is set forth below. Unless otherwise noted, the mailing address of each director and executive officer is c/o The Herzfeld Caribbean Basin Fund, Inc., 119 Washington Avenue, Suite 504, Miami Beach, FL, 33139.

Name, Address and Age	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Complex Overseen by Director	Other Directorships Held by Director
Nominee for Director — “Interested Person”
Thomas J. Herzfeld ** Age: 69	President, Chairman, Director and Portfolio Manager	Current term expires 2014. 1993 to present.	Chairman and President of Thomas J. Herzfeld & Co., Inc., a broker dealer, 1981 to 2010, and Thomas J. Herzfeld Advisors, Inc., 1984 to present.	2	The Cuba Fund, Inc. (in registration)
Current Directors and Officers
Independent Directors:
John A. Gelety Age: 46	Director	Current term expires 2016. 2011 to present.	John A. Gelety, P.A., attorney at law, a transactional law firm that specializes in business law, with a concentration on domestic and cross-border mergers & acquisitions, private equity and commercial transactions, 2005 to present.	1	None
Ann S. Lieff Age: 62	Director	Current term expires 2016. 1998 to present.	President of the Lieff Company, a management consulting firm that offers ongoing advisory services as a corporate director , 1998 to present; former CEO Spec’s Music, 1980-1998, a retailer of recorded music.	1	None

Name, Address and Age	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Complex Overseen by Director	Other Directorships Held by Director
Michael A. Rubin Age: 72	Director	Current term expires 2014. 2002 to present.	Partner, Michael A. Rubin, P.A., attorney at law, 1974 to present; Broker, Oaks Management & Real Estate Corp., a real estate corporation, 1977 to present.	1	None
Dr. Kay W. Tatum, Ph.D., CPA Age: 62		Current term expires 2015. 2007 to present.	Associate Professor of Accounting, University of Miami School of Business Administration, 1992 to present; Chair, Department of Accounting, 2004 to 2008; Assistant Professor of Accounting, University of Miami, 1986 to 1992.	1	None
Independent Director and Officer:
Thomas J. Herzfeld	See “Nominee for Director – Interested Person” above
Officers:
Erik M. Herzfeld Age: 40	Portfolio Manager	2008 to present	Portfolio Manager and Managing Director, Thomas J. Herzfeld Advisors, Inc., 2007 to present; Vice President JPMorgan Chase 2000-2007, foreign exchange options trading.	N/A	N/A
Reanna J. M. Lee Age: 28	Secretary, Treasurer, CCO	Officer since 2014
In-house counsel of Thomas J. Herzfeld Advisors, Inc. 2012 to present; Chief Compliance Officer of Thomas J. Herzfeld Advisors, Inc., 2013 to present; Reanna J. M. Lee, a law firm with areas of practice including intellectual property and entertainment law, 2011 to present.
				N/A	N/A

*	Each director serves a three-year term after which the director may be re-elected for additional three-year terms.
**	An "interested person" (as defined in the Investment Company Act of 1940, as amended ("1940 Act")) of the Fund because he is an officer and employee of the Fund’s investment adviser.

Ownership of Fund Securities by Directors

Name	Dollar Range of Equity in the Fund***	Number of Shares Held***	Percent of Class***
Interested Director:
Thomas J. Herzfeld	Over $100,000	183,433	4.94%

Independent Directors:
Ann S. Lieff	$50,001 - $100,000	10,084	0.27%
Michael A. Rubin	$10,001 - $50,000	2,118	0.06%
John A. Gelety	$10,001 - $50,000	1,300	0.04%
Kay W. Tatum, Ph.D., CPA	$0 - $10,000	604	0.02%

All directors as a group (five persons)	N/A	197,539	5.33%

***	As of August 14, 2014

None of the Independent Directors, and no immediate family members of any Independent Director, owns securities of the Fund’s investment adviser, or any control person of the Fund’s investment adviser.

The Board of Directors of the Fund held four regular meetings during the Fund’s fiscal year ended June 30, 2014. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of each committee of which he or she was a member.

Director Qualification

The following is a brief discussion of the experience, qualifications, attributes and/or skills that led to the Board of Directors’ conclusion that each individual identified below is qualified to serve as a Director of the Fund. In determining that a particular Director was qualified to serve as a Director, the Board has considered a variety of criteria, none of which was controlling. The Board believes that the Directors’ ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with Thomas J. Herzfeld Advisors, Inc. (the "Adviser"), other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties, support the conclusion that each Director is qualified to serve as a Director of the Fund.

In addition, the following specific experience, qualifications, attributes and/or skills apply to each Director: Mr. Herzfeld is the Chairman and President of Thomas J. Herzfeld Advisors, Inc., and serves as a director for the Cuba Fund, Inc.; Ms. Lieff is the President of the Lieff Company, former CEO of a music retailer; Mr. Rubin is a Partner of Michael A. Rubin, P.A., an attorney at law and a broker of a real estate corporation; Dr. Tatum is an Associate Professor of Accounting at the University of Miami School of Business Administration and former Chair of the Department of Accounting; and Mr. Gelety is the founding shareholder of John A. Gelety, P.A., a transactional law firm that specializes in business law, with a concentration on domestic and cross-border mergers and acquisitions, private equity and commercial transactions.

In its periodic self-assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Directors primarily in the broader context of the Board’s overall composition so that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Fund. The summaries set forth above as to the experience, qualifications, attributes and/or skills of the Directors do not constitute holding out the Board or any Director as having any special expertise or experience, and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

The Board has determined that its leadership structure is appropriate given the business and nature of the Fund. In connection with its determination, the Board considered that Thomas J. Herzfeld is an "interested person" (as such term is defined in the 1940 Act) of the Fund and currently serves as the Chairman of the Board. The Independent Directors believe that the Chairman’s history of effecting meaningful dialogue between Fund management, service providers, counsel, independent auditor and the Independent Directors has been of great benefit to the Fund and its Board. The Independent Directors have further determined that they can act independently and effectively without having an Independent Director serve as Chairman. Nonetheless, as currently composed, the Independent Directors constitute a substantial majority of the Board.

The Board also considered that the chairperson and every member of each Board committee is an Independent Director, which yields similar benefits with respect to the functions and activities of the various Board committees. Through the committees, the Independent Directors consider and address important matters involving the Fund, including those presenting conflicts or potential conflicts of interest for management. The Independent Directors also regularly meet outside the presence of management with Fund counsel. The Board has determined that its committees help ensure that the Fund has effective and independent governance and oversight. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Directors from Fund management.

Audit Committee

The Audit Committee of the Board currently consists of Mr. Rubin, Dr. Tatum, Mr. Gelety, and Ms. Lieff none of whom is an "interested person" of the Fund. Each member of the Audit Committee is considered independent under the applicable NASDAQ Capital Market listing standards. The Board has determined that Dr. Tatum qualifies as an "audit committee financial expert" and that she is "independent" of the Fund as such terms are defined in Item 3 of Form N-CSR. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Fund’s website at www.herzfeld.com/cuba.htm. The Audit Committee reviews the scope of the audit by the Fund’s independent auditors, confers with the auditors with respect to the audit and the internal accounting controls of the Fund and with respect to such other matters as may be important to an evaluation of the audit and the financial statements of the Fund, and makes recommendations with respect to the selection of auditors for the Fund.

Audit Committee Report

The Audit Committee has reviewed and discussed the Fund’s audited financial statements for the fiscal year ended June 30, 2014, with Fund management. Further, the Audit Committee has discussed with KPMG, the Fund’s independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee has received the written disclosures and a letter from KPMG required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with KPMG their independence. Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund be included in the Fund’s annual report to stockholders for filing with the U.S. Securities and Exchange Commission for the fiscal year ended June 30, 2014. The Audit Committee met twice during the fiscal year ended June 30, 2014.

Kay W. Tatum
John A. Gelety
Michael A. Rubin
Ann S. Lieff

Nominating Committee

The Board has a Nominating Committee comprised solely of independent directors which currently consists of Mr. Rubin, Ms. Lieff, Dr. Tatum and Mr. Gelety. The Nominating Committee is responsible for reviewing and recommending qualified candidates in the event that a directorship is vacated or created, and operates under a written charter, a copy of which is available on the Fund’s website at www.herzfeld.com/cuba.htm. The Nominating Committee will not consider nominees recommended by stockholders. Each member of the Nominating Committee is an independent director under the rules promulgated by NASDAQ. The Nominating Committee believes that candidates for director should have certain minimum qualifications, including (i) the ability to apply good business judgment and must be in a position to properly exercise their duties of loyalty and care; (ii) proven leadership capabilities, high integrity and moral character, significant business experience and a high level of responsibility within their chosen fields; (iii) the ability to quickly grasp complex principles of business, finance, international transactions and the regulatory environment in which investment companies must operate; and (iv) the ability to read and understand basic financial statements, however the committee retains the right to modify these minimum qualifications from time to time. In general, candidates will be preferred who hold an established senior or executive level position in business, finance, law, education, research or government. The committee’s process for identifying and evaluating nominees is as follows: In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Fund during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Fund, if any, during their term, and confirms their independence if applicable. In the case of new director candidates, the committee first determines whether the nominee must be independent for purposes of The Nasdaq Stock Market and whether the candidate must be considered a disinterested director under the 1940 Act. In either case, determinations are based upon the Fund’s charter and bylaws, applicable securities laws, the rules and regulations of the SEC, the rules of FINRA, and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee then meets to discuss and consider such candidates’ qualifications and recommend the nominee. The Nominating Committee held two meetings during the last fiscal year.

Stockholders and other interested parties may contact the Board or any member of the Board by mail. To communicate with the Board or any member of the Board correspondence should be addressed to the Secretary of the Fund, Attention Board of Directors. All such correspondence should be sent c/o the Fund at 119 Washington Avenue, Suite 504, Miami Beach, Florida, 33139.

The Fund pays those directors who are not "interested persons" of the Fund $2,000 per year in addition to $800 for each meeting of the Board attended, plus reimbursement for expenses. Such fees totaled $20,800 for the fiscal year ended June 30, 2014.

The aggregate compensation paid by the Fund to each of its directors serving during the fiscal year ended June 30, 2014, is set forth in the compensation table below. Mr. Herzfeld receives no direct compensation for his services on the Fund’s Board. The Board does not have a compensation committee.

Name of Person and Position with Fund	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors
Thomas J. Herzfeld*	$0	$0	$0	$0
President and Director

Ann S. Lieff	$5,200	$0	$0	$5,200
Director

Michael A. Rubin	$5,200	$0	$0	$5,200
Director

Kay W. Tatum	$5,200	$0	$0	$5,200
Director

John A. Gelety	$5,200	$0	$0	$5,200
Director

*	"Interested person" of the Fund as defined by Section 2(a)(19) of the 1940 Act.

The Fund does not have a formal policy regarding attendance by directors at annual meetings of stockholders but encourages such attendance. All members of the Board attended the Fund’s 2013 Annual Meeting.

THE BOARD, INCLUDING ALL THE DIRECTORS WHO ARE NOT "INTERESTED PERSONS" (AS DEFINED IN THE 1940 ACT) OF THE FUND (THE "INDEPENDENT DIRECTORS") RECOMMENDS THAT THE FUND’S STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR.

REVISION TO THE FUNDAMENTAL INVESTMENT POLICY REGARDING
BORROWING MONEY AND ISSUING SENIOR SECURITIES
(Proposal 2)

Introduction

The Board of Directors of the Fund recommends that stockholders approve a proposal to amend the Fund’s fundamental investment policy limiting the Fund’s ability to borrow money and issue senior securities. Pursuant to Section 13(a) of the 1940 Act, this policy cannot be changed without stockholder approval. If stockholders approve this proposal, the Fund would be able to utilize more “leverage” than is currently permitted by the Fund’s policy by permitting the Fund to (i) issue senior securities including equity or debt securities such as preferred shares, notes and bonds; and, (ii) borrow from banks and other financial institutions, up to the limits of 1940 Act.

The Fund is currently permitted to utilize leverage to a limited extent as set forth in its current fundamental investment policy set forth below. The policy was adopted at the time of the Fund’s commencement in 1993 to reflect certain regulatory, business or industry conditions that are no longer in effect. As a result, current policy unnecessarily limits the investment strategies available to the Adviser in managing the Fund’s assets. Changes to the Fund’s fundamental investment policy regarding borrowing money and issuing senior securities as proposed in this Proposal 2 are intended to benefit the Fund and its stockholders by providing the Fund with greater investment flexibility to pursue its investment objective and principal investment strategies and respond to a changing investment environment.

If the Proposal is approved by stockholders at the Meeting, the proposed change will be adopted by the Fund. The Proposal will take effect as soon as reasonably practicable following approval at the Meeting. If stockholders do not approve the Proposal, the current policy will remain in effect.

While Proposal 2 is intended to, among other things, provide the Adviser with greater flexibility in managing the Fund’s portfolio, the Fund would continue to be managed subject to the limitations imposed by the 1940 Act and the rules and interpretive guidance provided thereunder, as well as the Fund’s investment objective, strategies and policies.

Proposal 2: Revision to the Fundamental Investment Policy Regarding Borrowing Money and Issuing Senior Securities.

The Fund currently has an investment policy regarding borrowing money and issuing senior securities that limits the Fund’s issuance of senior securities including equity or debt securities such as preferred shares, notes and bonds. The investment restriction also places limits on the amount of money that the Fund may borrow and the purposes for which the Fund may borrow money. The Fund may borrow money in connection with the repurchase of securities, or tender offers, and may pledge its assets to secure any permitted borrowing, to the extent permitted by the 1940 Act, and for temporary or emergency purposes in an amount not to exceed 5% of its total assets. The Fund can also issue short-term credits necessary for settlement of securities transactions. The current limitations on borrowing and encumbering assets are more restrictive than those imposed by the 1940 Act. The Fund’s current fundamental investment policy relating to borrowing money and issuing senior securities provides that:

The Fund may not issue senior securities, pledge its assets or borrow money in excess of 10% of the total value of its assets (including the amount borrowed) less its liabilities (not including its borrowings) and other than for temporary or emergency purposes or for the clearance of transactions, except that the Fund may borrow from a bank or other entity in a privately arranged transaction for repurchases and/or tenders for its shares, if after such borrowing there is asset coverage of at least 300% as defined in the 1940 Act, and may pledge its assets to secure any permitted borrowing. For the purposes of this investment restriction, the Fund will not purchase additional portfolio securities while borrowings exceed 5% of the Fund’s total assets; and collateral arrangements with respect to the writing of options or the purchase or sale of futures contracts are not deemed a pledge of assets or the issuance of a senior security.

It is proposed that the Fund’s fundamental investment policy regarding borrowing money and issuing senior securities be revised to provide that:

The Fund may not issue any senior security (as that term is defined in the 1940 Act) or borrow money, except to the extent permitted by the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, or interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.

For the purposes of this restriction, margin and collateral arrangements, including, for example, with respect to permitted borrowings, options, futures contracts, options on futures contracts and other derivatives such as swaps, are not deemed to involve the issuance of a senior security.

The revised policy would permit the Fund to borrow money and issue senior securities for any purpose to the fullest extent permitted by the 1940 Act and the rules thereunder. This revision, if approved by the Fund’s stockholders, would provide the Fund with the flexibility to take advantage of investment opportunities when the Adviser believes that the return from the additional investment would exceed the cost of borrowings. To the extent that the income and/or capital appreciation derived from securities purchased with borrowed money exceeds the cost of such leverage, the Fund’s return will be greater than if leverage had not been used. The use of leverage through borrowings, therefore, creates an opportunity for increased net investment income and/or capital appreciation.

The revision of this policy is recommended to ensure flexibility that the Fund may, in the future, engage in such borrowing and other transactions, which may require the Fund to encumber its assets, in response to changing market conditions and circumstances. In addition, there is no express requirement under the 1940 Act that the Fund have a policy regarding pledging, hypothecating, mortgaging or otherwise encumbering its assets and, accordingly, the Board recommends that the investment restriction revision eliminate any references to the pledging, mortgaging or hypothecation of assets to avoid unnecessary encumbrances.

While the use of leverage through borrowings creates potential benefits to the Fund’s stockholders, it also creates risks. Increases and decreases in the value of the Fund’s portfolio may be magnified when the Fund uses leverage. Thus, the use of leverage may cause greater volatility of net asset value, market price and dividend rate of the Fund’s shares. The Fund will incur interest expense on borrowed money and may be required to pay a commitment, structuring or other fee in connection with borrowings. If the implementation of this strategy does not prove successful, the cost of borrowings may exceed the income and appreciation on the assets purchased with such borrowings. If the returns from the securities purchased are not sufficient to cover these expenses, the amount available for distribution to stockholders will be less than if leverage had not been used. The Adviser may determine nonetheless to maintain the Fund’s leveraged position if it expects that the long-term benefits to the Fund’s stockholders of maintaining the leveraged position will outweigh the current reduced return. Borrowings may result in the Fund being subject to covenants in credit facility agreements relating to asset coverage and portfolio composition requirements, which may be more stringent than those imposed by the 1940 Act.

If the Fund were to encumber certain of its assets, it would result in creditors having a lien on such assets. The Fund could be required to maintain assets in segregated accounts at a third party custodian and grant control of such assets to the creditor. Such lien or control arrangement could limit the ability of the Fund to sell or otherwise dispose of such assets and could grant the Fund’s creditors control and disposition rights with respect to such assets.

If Proposal 3 below is approved, the fees paid to the Adviser will be calculated on the basis of the Fund’s “managed assets” (defined in Proposal 3 below), including proceeds from the borrowings. The aggregate fee will be higher during periods when leverage is utilized, which may create an incentive for the Adviser to employ leverage. However, the Adviser intends to leverage the Fund only when it believes that the potential return on the additional investments acquired through the use of leverage is likely to exceed the costs incurred in connection with the borrowings. The Board of Directors will monitor this potential conflict.

The Directors have considered the proposal to revise this policy. In the course of their evaluation, the Directors considered several factors, including the risks to which the Fund may be exposed as a result of leverage, the fact that the Fund’s distributions to stockholders may increase or decrease, the fact that the Fund will bear the expenses of borrowings, and the Adviser’s potential conflict described above. As a result of their consideration of the above factors and other relevant information, the Directors recommend that stockholders approve Proposal 2.

Required Vote

Proposal 2 will require the affirmative vote of a majority of the outstanding voting securities of the Fund (as described above). If stockholders do not approve Proposal 2, the current investment restriction will remain in effect, and the Directors will consider what further action, if any, to take.

THE BOARD, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE FUND’S STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT
(Proposal 3)
Introduction

The Directors recommend that stockholders approve an amendment to the investment advisory agreement (the “Amendment”) to provide for investment leverage, including borrowing and the issuance of senior securities, in the calculation of the advisory fee. If the Fund uses leverage as described above, the Fund would increase its assets with the goal of increasing return to stockholders, potentially yielding a higher return from the investment of those assets than the costs of such borrowing. The current method for calculating advisory fees does not take into account the Fund’s use of such leverage. If Proposal 3 is approved, the contractual advisory fee rate payable by the Fund to the Adviser would remain the same but would be calculated to take into account leverage.

Current Calculation of Fees Under the Investment Advisory Agreement

Pursuant to the current investment advisory agreement, the Fund pays the Adviser an advisory fee equal to 1.45% of the Fund’s average weekly net assets.

Proposed Calculation of Advisory Fees Under the Investment Advisory Agreement

Proposal 3 seeks to revise the calculation of advisory fee from “net assets” to “managed assets.” Managed assets would be defined as “the total assets of the Fund, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, and/or (iii) any other means (such as the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objective, strategies and policies).”

Although the proposed changes to the investment advisory agreement would not change the contractual fee rates based on the Fund’s current assets, the assets upon which such fees are calculated would be increased to include borrowings and the effect of leveraging the Fund. If investment leverage is not used, the proposed changes will not result in any change to the amount of the advisory fees (assuming no change in the Fund’s asset level). If investment leverage is used, the aggregate amount of advisory fees incurred by the Fund would increase, even though the contractual fee rates would remain the same, depending on the Fund’s asset level. The proposed change may provide the Adviser with an incentive to increase the managed assets by borrowing and, thus, the Adviser may have differing interests from the Fund in determining whether the Fund’s assets should be leveraged. The Board of Directors will monitor this potential conflict of interest to ensure that the use of leverage is beneficial to the Fund and its stockholders.

Without the proposed change to the advisory fee structure, however, there would be a disincentive for the Adviser to utilize leverage in managing the Fund’s assets. For this reason, it is commonplace in the closed-end fund industry for investment advisers to be compensated upon the assets that they manage rather than just net assets. Assuming that Proposal 2 is approved, the size of the Fund that the Adviser would be required to manage if the Fund utilizes leverage through borrowings would increase, together with the costs to the Adviser associated with managing a larger fund. As a result of managing a larger fund, the Adviser would face increased management, administration and compliance costs and responsibilities. However, under the current investment advisory agreement, if the Fund uses leverage, the fees paid to the Adviser would not increase and would no longer be directly aligned with the size of the Fund.

The Board of Directors believes that it is appropriate to align the size of the Fund and Adviser’s costs proportionally with the compensation paid to the Adviser and that the Adviser’s compensation should accurately reflect the full size and scope of the Fund’s portfolio. Accordingly, stockholders are being asked to approve the Amendment, which calculates the Adviser’s advisory fees based on “managed assets,” which include all assets attributable to borrowing. To the extent the Fund borrows money, the use of such leverage may enhance the Fund’s returns, but it may also magnify potential losses. The Adviser would expend additional resources in managing the amounts borrowed, and to the extent the Fund utilizes any leverage, the leverage would increase the complexity of the administrative responsibilities of the Adviser in connection with securing and monitoring this leverage for the Fund. The Board believes it is appropriate to compensate the Adviser for the effort and resources necessary to manage the leverage amounts.

At the Annual Meeting, stockholders will be asked to approve the Amendment to change the base amount used to calculate the Adviser’s advisory fees. The proposed Amendment is set forth on Appendix A to this Proxy Statement, marked to show changes from the relevant portions of the current investment advisory agreement.

Advisory Fees

The aggregate amount of advisory fees that the Fund paid to the Adviser during the fiscal year ended June 30, 2014 was $494,178. If the Amendment had been in effect during that period, the aggregate amount of the advisory fees for the same period would be the same because the Fund did not use, and does not currently intend to use, leverage.

The following table shows the Fund’s expenses expressed as a percentage of average assets attributable to common shares: (i) based on actual expenses incurred during the fiscal year ended June 30, 2014 under the current investment advisory agreement and (ii) on a pro forma basis as if the Amendment had been in effect during 2014, based on the Fund’s estimated borrowing on a going forward basis. Because the Fund does not currently intend to use leverage, the actual and pro forma expenses would be identical.

For purposes of the table below, the Fund’s “net assets” means its assets attributable to common shares, less expenses incurred in the normal course of operations.

ANNUAL EXPENSES (as a percentage of the Fund’s net assets)

	ACTUAL	PRO FORMA
Management Fees	1.45%	1.45%
Other Expenses(1)	1.01%	1.01%
Interest Payments on Borrowed Funds	None	None (2)
Total Annual Expenses	2.46%	2.46%

(1)
The current investment advisory agreement provides that the Adviser performs and arranges for the performance of certain administrative and accounting functions for the Fund as discussed below. “Other Expenses” have been estimated for the current fiscal year.

(2)	Because the Fund does not currently intend to use leverage, finance fees would not have been incurred.

The following table shows the expenses a stockholder of the Fund would pay on an investment of $1,000, assuming a 5% annual return, on an actual basis and on a pro forma basis as if the Amendment had been in effect during 2014 and assuming that the Fund had not employed leverage. This hypothetical example assumes that all distributions are reinvested at net asset value. This example should not be considered a representation of future return or expenses. Annual return or expenses may be greater or less than those shown. Because the Fund does not currently intend to use leverage, the actual and pro forma expenses would be identical.

For purposes of the table below, the Fund’s “net assets” means its assets attributable to common shares, less expenses incurred in the normal course of operations.

EXAMPLE

PERIOD	ACTUAL	PRO FORMA
1 year	$25.83	$25.83
3 years	$83.35	$83.35
5 years	$149.45	$149.45
10 years	$359.14	$359.14

Terms of the Investment Advisory Agreement

Investment Advisory Agreement

The Adviser serves as investment adviser to the Fund pursuant to the current investment advisory agreement dated September 10, 1993. The current investment advisory agreement was last approved by the initial stockholder of the Fund in connection with the Fund’s commencement in September 1993. The Board most recently approved the continuance of the current advisory agreement on August 6, 2014, when the Directors, including a majority of the Independent Directors, approved its continuation for an additional one-year term.

In the current investment advisory agreement, and under the direction and control of the Board of Directors, the Adviser manages the Fund’s portfolio and makes investment decisions pursuant to the Fund’s stated investment objective, strategies and policies and restrictions. The Adviser is authorized to transmit purchase and sale orders and select brokers and dealers to execute portfolio transactions on behalf of the Fund. The Adviser determines the timing of portfolio transactions and other matters related to execution.

The services of the Adviser under the investment advisory agreement are not deemed to be exclusive, and nothing in the investment advisory agreement prevents the Adviser or any affiliate thereof, from providing similar services to other investment companies and other clients (whether or not their investment objective, strategies and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Adviser desire to purchase or sell a security at the same time the security is purchased for or sold by the Fund, such purchases and sales are to the extent feasible, allocated among such clients and the Fund in a manner believed by the Adviser to be equitable to the Fund. The allocation of securities may adversely affect the price and quality of purchases and sales of securities by the Fund. Purchase and sale orders for the Fund may be combined with those of other clients of the Adviser in the interest of the most favorable results for the Fund.

The investment advisory agreement may be terminated by the Fund, without the payment of any penalty, upon vote of a majority of the Board or a majority of the outstanding voting securities of the Fund at any time upon not less than 60 days’ prior written notice to the Adviser, or by the Adviser upon not less than 60 days’ prior written notice to the Fund. The investment advisory agreement terminates automatically in the event of its assignment (as such term is defined in the 1940 Act) by either party or upon its termination.

The current investment advisory agreement provides that the Adviser is not liable for any act of omission, error of judgment, mistake of law or loss suffered by the Fund or its investors in connection with the matters to which the investment advisory agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from reckless disregard of, its obligations and duties under the investment advisory agreement, or a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36 (b) (3) of the 1940 Act).

If approved at the Annual Meeting, the Amendment will become effective upon such approval. If the Amendment is not approved, the current investment advisory agreement will remain in effect until its annual continuance is considered by the Board in 2015, subject to further continuation or earlier termination in accordance with its terms.

Information About the Adviser

The Fund is advised by HERZFELD/CUBA (the “Adviser”), a division of Thomas J. Herzfeld Advisors, Inc., whose principal business address is 119 Washington Avenue, Suite 504 Miami Beach, FL 33139. The Adviser has been providing advisory services to the Fund since September 1993. Thomas J. Herzfeld Advisors, Inc. has provided advisory services since 1984 and is beneficially owned by Thomas J. Herzfeld, as the sole voting shareholder.

Thomas J. Herzfeld is primarily responsible for the day-to-day management of the Fund. Mr. T. Herzfeld currently serves as the Chairman, President, Director, and Portfolio Manager of the Fund. Mr. T. Herzfeld has managed the Fund since its inception in 1993. In addition, Mr. T. Herzfeld is an executive of the Adviser, serving as the Chairman and President of Thomas J. Herzfeld Advisors, Inc. since 1984. Prior to these positions he served as the Chairman and President of Thomas J. Herzfeld & Co., Inc. an affiliated broker/dealer (that ceased operations in 2010) from 1981-2010. Prior to those positions he was Executive Vice President and Director of a New York Stock Exchange member firm. Mr. T. Herzfeld has authored or edited a number of books, including The Investors Guide to Closed-End Funds (McGraw Hill, 1980), Herzfeld’s Guide to Closed End Funds (McGraw Hill, 1993) and co-authored High Return, Low Risk Investment (1st edition, G.P. Putnam’s Sons, 1981 and 2nd edition, McGraw Hill, 1993). He is considered the first and a leading expert in the field of closed-end funds. Mr. T. Herzfeld has been quoted in thousands of articles and written hundreds of articles on the subject of closed end funds. He has written periodically for Barron’s and has made television appearances on Wall Street Week , The Nightly Business Report and CNBC.

Erik M. Herzfeld is primarily responsible for the day-to-day management of the Fund. Mr. E. Herzfeld currently serves as Portfolio Manager of the Fund. Mr. E. Herzfeld has managed the Fund since 2008. In addition, Mr. E. Herzfeld is an executive of the Adviser, serving as Managing Director of Thomas J. Herzfeld Advisors, Inc. since 2007. Prior to these positions Mr. E. Herzfeld served in quantitative research, trading and management roles with both Lehman Brothers and JPMorgan and was based in New York and Asia.

During the fiscal year ended June 30, 2014, the Fund did not pay brokerage commissions to any broker-dealer that was affiliated with the Adviser.

Other Services Performed by the Adviser for the Fund

The investment advisory agreement provides that the Adviser bears all expenses of its employees and overhead incurred by it in connection with its duties thereunder. The Fund reimburses approximately $26,913 per year for compliance services performed by the Chief Compliance Officer. The Adviser pays the salaries and expenses of the Fund’s officers and employees and any fees and expenses of the Fund’s interested directors. The Fund bears all of its own expenses.

The Adviser also performs and arranges for the performance of certain administrative and accounting functions for the Fund, including (i) providing persons satisfactory to the Directors of the Fund to serve as officers and, in that capacity, manage the daily operations of the Fund; (ii) processing the payment of expenses for the Fund; (iii) supervising the preparation of periodic reports to the Fund’s stockholders; (iv) preparing materials for Fund Board and Committee meetings; (v) supervising the pricing of the Fund’s investment portfolio and the publication of the NAV of the Fund’s shares, earnings reports and other financial data; (vi) monitoring relationships with organizations providing services to the Fund, including the custodian, transfer agent, auction agent and printers; (vii) supervising compliance by the Fund with record-keeping requirements under the 1940 Act and regulations thereunder, maintaining books and records for the Fund (other than those maintained by the Adviser, custodian and/or transfer agent) and preparing and filing of tax reports other than the Fund’s income tax returns; and (viii) providing executive, clerical and secretarial help needed to carry out these responsibilities.

Board’s Evaluation and Recommendation

At an in-person meeting held on May 7, 2014, the Board, including all the Independent Directors, considered proposals to revise the Fund’s fundamental investment policy regarding the use of leverage and the proposed Amendment to revise the manner in which the advisory fees were calculated. At that time the Board, including the Independent Directors approved the Amendment. At a subsequent in-person meeting held on August 6, 2014, the Board, including all the Independent Directors, further considered the Amendment in connection with its annual approval of the current investment advisory agreement (the “Agreement”).

In connection with its approval of the Amendment and the Agreement, the Board was provided with written materials provided by the Adviser and by the Fund’s legal counsel. The materials with respect to the approval of the Amendment included information from the Adviser regarding the 1940 Act limitations on the use of leverage by closed-end funds, the current use of leverage by other closed-end funds and the Adviser’s rationale for proposing the Amendment. In connection with the approval of the Agreement the Board was provided with (i) a memorandum from the Fund’s legal counsel regarding the Directors’ responsibilities in evaluating and approving the Agreement, (ii) a letter from the Adviser containing detailed information about the Adviser’s services to the Fund, Fund performance, allocation of Fund transactions, compliance and administration information, and the compensation received by the Adviser from the Fund; (iii) a copy of the Agreement between the Fund and the Adviser; (iv) audited financial statements for the Adviser for the year-ended December 31, 2013 and unaudited financial statements for the six months ended June 30, 2014; (v) the Adviser’s Form ADV Parts I and II; (vi) comparative performance data for the Fund relative to peer funds (foreign equity funds including Latin American regional and single country funds) for the twelve-month period ended December 31, 2013 and the twelve-month period ended June 30, 2014; and (vii) comparative expense ratio and fee data for the Fund relative to peer funds.

During its deliberations on whether to approve the Amendment and the continuance of the Agreement, the Board considered many factors. The Board considered the nature, extent and quality of the services to be provided by the Adviser and determined that such services will meet the needs of the Fund and its stockholders. The Board reviewed the services provided to the Fund by the Adviser as compared to services provided by other advisers, which manage investment companies with investment objectives, strategies and policies similar to those of the Fund, the Adviser’s history and experience providing investment services to the Fund and its knowledge of the closed-end fund industry’s use of leverage. The Board concluded that the nature, extent and quality of the services provided by the Adviser were appropriate and consistent with the terms of the Agreement, including the Amendment, that the quality of those services had been consistent with industry norms and that the Fund was likely to benefit from the continued provision of those services. The Board also concluded that the Adviser had sufficient personnel, with the appropriate education and experience, to serve the Fund effectively and had demonstrated its continuing ability to attract and retain qualified personnel.

Both at the meetings and on an ongoing basis throughout the year, the Board considered and evaluated the investment performance of the Fund and reviewed the Fund’s performance relative to other investment companies and funds in the Mexico and Latin America regions. The Board considered performance of the Fund, noting that the Fund’s net asset value performance was in line with funds used in the comparative data for the twelve-month period ended December 31, 2013 and twelve-month period ended June 30, 2014. The Board concluded that the performance of the Fund was within an acceptable range of performance relative to other funds used in the comparison.

The Board considered the costs of the services provided by the Adviser, the compensation and benefits received by the Adviser providing services to the Fund, as well as the Adviser’s profitability. The Board considered the advisory fees paid to the Adviser by the Fund and relevant comparable fee data and statistics of Latin American-specialist and small foreign equity funds. The Board noted that there are no funds with which to make a direct comparison because of the Fund’s unique strategy. The Board also noted that the Fund is considerably smaller than many Latin American regional funds, and, therefore its total expense ratio is relatively higher than funds presented in comparison. The Board further discussed the services by the Adviser and concluded that the advisory services performed were efficient and satisfactory and that the fee charged was reasonable and not excessive. The Board further considered that, to the extent leverage is used, the Adviser would be responsible for managing the additional borrowed assets and would be required to expend additional resources in managing such assets. In addition, the use of leverage would increase the complexity of the administrative and oversight responsibilities associated with securing and monitoring leverage for the Fund. The Board considered the expense ratio of the Fund on a historical basis, the impact the use of leverage may have on the expense ratio in the future, and the benefits to the Adviser from the revised fee calculation in the Amendment. The Board concluded that the Adviser’s fees (including the proposed fees on managed assets if stockholders approve the Amendment) and profits derived from its relationship with the Fund in light of its expenses, were reasonable in relation to the nature and quality of the services provided, taking into account the fees charged by other advisers for managing comparable funds with similar strategies.

The Board also considered the extent to which economies of scale would be realized relative to fee levels as the Fund grows, and whether the advisory fee levels reflect these economies of scale for the benefit of stockholders. The Board recognized that because of the closed-end structure of the Fund, and that there is no influx of additional capital, this particular factor is less relevant to the Fund than it would typically be to an open-end fund. The Board concluded that only marginal economies of scale could be achieved through the growth of assets since the Fund is a closed-end fund.

The Board also considered its deliberations regarding the Adviser’s services and performance from the regular Board meetings held throughout the year, including the Board’s discussion of the Fund’s investment objective, long-term performance, investment style and process. The Board noted the high level of diligence with which it reviews and evaluates the Adviser throughout the year and the extensive information provided with respect to the Adviser’s performance and the Fund’s expenses on a quarterly basis. The Board also considered whether any events occurred that would constitute a reason not to renew the Agreement and concluded there were not.

After deliberation and further consideration of the factors discussed above and information presented at the May 7 and August 6, 2014 meetings and at previous meetings of the Board, the Board, including the Independent Directors, approved the Amendment and the continuation of the Agreement for an additional one-year period. In arriving at these decisions, the Board and the Independent Directors did not identify any single matter, factor or consideration as controlling, but made their determination in light of all the circumstances. The Board based its decision to approve the Amendment and the Agreement on all the relevant factors in light of its reasonable business judgment, and with a view to future long-term considerations.

Required Vote

Proposal 3 will require the affirmative vote of a majority of the outstanding voting securities of the Fund (as described above).

If stockholders do not approve the Amendment described in Proposal 3, the current investment advisory agreement will not be amended. The Board will consider what further action, if any, to take in the event that Proposal 3 is not approved.

THE BOARD, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE FUND’S STOCKHOLDERS VOTE "FOR" PROPOSAL 3.

ADDITIONAL INFORMATION

HERZFELD/CUBA (the “Adviser”), a division of Thomas J. Herzfeld Advisors, Inc., with offices at 119 Washington Avenue, Suite 504, Miami Beach, Florida 33139, serves as the Fund’s investment adviser pursuant to an investment advisory contract dated September 10, 1993. The Adviser also provides certain administration services to the Fund pursuant to the terms of the investment advisory contract.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPGM LLP, ("KPMG") independent registered public accounting firm, has been selected by the Board as the Fund’s independent auditor for the current fiscal year ending on June 30, 2015. A representative of KPMG will be available at the meeting and will have the opportunity to respond to appropriate questions from stockholders and to make such statements as desired.

Change in Independent Registered Public Accounting Firm

On June 30, 2014, KPMG acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (“Rothstein Kass”), the independent registered public accounting firm for the Fund. As a result of this transaction, effective June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for the Fund. The Fund, by action of its Audit Committee, which was confirmed and approved by its Board of Directors, approved the engagement of KPMG as the independent registered public accounting firm for the Fund for the Fund’s fiscal year ended June 30, 2014.

The audit reports of Rothstein Kass on the Fund’s financial statements for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years, and through the subsequent interim period preceding Rothstein Kass’s resignation: i) there were no disagreements between the Fund and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein Kass would have caused them to make reference thereto in their reports on the Fund’s financial statements for such years; and, ii) there were no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The selection of KPMG does not reflect any disagreements with or dissatisfaction by the Fund or the Board of Directors with the performance of the Fund’s prior independent registered public accounting firm, Rothstein Kass. During the Fund’s two most recent fiscal years, neither the Fund, nor anyone on their behalf, consulted with KPMG on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

Independent Auditor’s Fees

The following table sets forth the aggregate fees and percentage of total fees charged by the independent auditor for the two most recent fiscal years for professional services rendered for: (i) the audit of the annual financial statements and the review of the financial statements included in the Fund’s report to stockholders; (ii) audit-related services; (iii) tax compliance, tax advice, and tax planning; (iv) all other products and services provided to the Fund which included matters related to regulatory issues and preparation of unaudited financial statements.

Fiscal Year Ended June 30,	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees
2014	$47,000 (81.74%)	$0 (0%)	$10,500 (18.26%)	$0 (0%)
2013	$50,500 (83.47%)	$0 (0%)	$10,000 (16.53%)	$0 (0%)

The Fund’s Audit Committee charter requires that the Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Fund by its independent public accountants in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Fund’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). At the present time, the Audit Committee has not adopted pre-approval policies and procedures, and would use the second method for pre-approval provided for in its charter. All of the audit, audit-related and tax services described above for which the independent public accountants billed the registrant fees for the fiscal years ended June 30, 2013 and 2014 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of August 14, 2014, to the knowledge of the Fund, no person beneficially owned more than 5% of the voting securities of any class of securities of the Fund, except as listed below:

Stockholder Name and Address	Class of Shares	Share Holdings	Percentage Owned
Thomas J. Herzfeld 119 Washington Avenue, Suite 504 Miami Beach, FL 33139	Common Stock	229,788shares1	6.19%

1
Mr. Herzfeld beneficially owns (i) individually 183,433 shares with sole voting and investment power and (ii) 46,355 shares with shared investment power in connection with his position with the Fund’s registered investment adviser.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 30(h) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require the Fund’s directors, executive officers and certain other persons (collectively, "Reporting Persons"), to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of equity securities of the Fund. Reporting Persons are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file. To the Fund’s knowledge, based solely on review of the copies of such reports furnished to the Fund during the fiscal year ended June 30, 2014, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with.

STOCKHOLDER PROPOSALS

Proposals intended to be presented by stockholders for consideration at the 2015 Annual Meeting of Stockholders must be received by the Secretary of the Fund no later than May 1, 2015, in order to be included in the proxy statement for the meeting. A stockholder who wishes to make a proposal at the 2015 Annual Meeting of stockholders without including the proposal in the Fund’s proxy statement must notify the Fund, and the Fund’s officers, of such proposal no earlier than August 11, 2015 (90 days prior), and no later than September 11, 2015 (60 days prior, assuming a November 10, 2015 meeting.) If a stockholder fails to give notice by the later date, then the persons named as proxies in the proxies solicited by the Board for the 2015 Annual Meeting of Stockholders may exercise discretionary voting power with respect to any such proposal.

To submit a proposal, a stockholder must own 1% or $2,000 worth of shares of the Fund for at least one year and must own those shares through the date of the 2015 Annual Meeting. Stockholders who qualify may submit only one proposal per Annual Meeting, and the proposal may be no longer than 500 words.

REPORTS TO STOCKHOLDERS AND FINANCIAL STATEMENTS

The Annual Report to Stockholders of the Fund, including audited financial statements of the Fund for the fiscal year ended June 30, 2014, is being mailed to stockholders. The Annual Report should be read in conjunction with this Proxy Statement but is not part of the proxy soliciting material. A copy of the Annual Report may be obtained from the Fund, without charge, by contacting the Fund in writing at the address on the cover of this Proxy Statement, or by calling 800-854-3863 or 305-271-1900.

OPEN MATTERS

Management of the Fund does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other business should come before the meeting, the proxies will vote thereon in accordance with their best judgment.

By Order of the Directors,
Reanna J. M. Lee
Secretary
The Herzfeld Caribbean Basin Fund, Inc.
Dated: August 29, 2014

IF YOU CANNOT ATTEND THE ANNUAL MEETING, IT IS REQUESTED THAT YOU COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT THE MEETING MAY BE HELD AND ACTION TAKEN ON THE MATTERS DESCRIBED HEREIN WITH THE GREATEST POSSIBLE NUMBER OF SHARES PARTICIPATING.

APPENDIX A
FORM OF

AMENDMENT NO. 1

TO
INVESTMENT ADVISORY AGREEMENT
BETWEEN
HERZFELD/CUBA, a Division of Thomas Herzfeld Advisors, Inc.
AND
The Herzfeld Caribbean Basin Fund, Inc.

This Amendment No. 1 to the Investment Advisory Agreement dated September 10, 1993 (the "Agreement") between HERZFELD/CUBA, a Division of Thomas Herzfeld Advisors, Inc. (the "Adviser"), on behalf of The Herzfeld Caribbean Basin Fund, Inc. (the "Fund"), is made and entered into as of the ______________.

WHEREAS, the Fund and the Investment Adviser have entered into the Agreement for the provision of investment advisory services to the Fund; and

WHEREAS, the Fund and the Investment Adviser desire to amend the Agreement to provide for to revise the calculation of advisory fee from "net assets" to "managed assets" in order to provide for investment leverage, including borrowing, in the calculation of the advisory fee;

NOW, THEREFORE, pursuant to Section 6 of the Agreement, and intending to be legally bound hereby, the parties hereto hereby amend the Agreement as follows:

Section 6 of the Agreement, is hereby deleted in its entirety and replaced with the following:

In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser on the first business day of each month a fee for the previous month at the annual rate of 1.45% of the Fund's average weekly managed assets. ~~The fee for the period from the date of the Fund's initial registration statement is declared effective shall be prorated according to the proportion that such periods bears to the full monthly payment period~~. Managed assets means "the total assets of the Fund, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, and/or (iii) any other means (such as the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objective, strategies and policies)." Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. ~~For the purpose of determining fees payable to the Adviser, the value of the Fund's net gross assets shall be computed at the times and in the manner specified in the Registration Statement.~~

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 1 to the Agreement as of the day and year first above written.

ACCEPTED:
The Herzfeld Caribbean Basin Fund, Inc.
By:
Name:	Thomas J. Herzfeld
Title:	Chairman

ACCEPTED:
HERZFELD/CUBA, a Division of Thomas Herzfeld Advisors, Inc.
By:
Name:	Thomas J. Herzfeld
Title:	President

A-1

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

To vote by Mail

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

***
0000 0000 0110
*****ACCOUNT
42804T106
GS2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

M77973-P55698

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THE HERZFELD CARIBBEAN BASIN FUND, INC.

02 000000000110

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSAL:

	For All	Withhold All	For All Except
1. ELECTION OF CLASS III DIRECTOR **Nominee:** 01) Mr. Thomas J. Herzfeld	☐	☐	☐

To withhold authority to vote for any individual nominee, mark "For All Except" and write the name of the nominee on the line below.

____

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING PROPOSALS:

	For	Against	Abstain
2. TO APPROVE A REVISION TO THE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING BORROWING MONEY, AND ISSUING SENIOR SECURITIES.	☐	☐	☐
3. TO APPROVE AN AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT TO REFLECT THE INCLUSION OF BORROWING FOR INVESTMENT PURPOSES AND OTHER FINANCIAL LEVERAGE IN THE CALCULATION OF THE ADVISORY FEES.	☐	☐	☐

4. IN HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

M77973

ALL PROXIES WILL BE VOTED AND WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS NOTED HEREON. IF INSTRUCTIONS ARE NOT GIVEN, THIS PROXY WILL BE TREATED AS GRANTING AUTHORITY TO VOTE IN FAVOR OF THE PROPOSALS.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person's title.

Signature [PLEASE SIGN WITHIN BOX] | Date

P55698-01S

Signature [Joint Owners] | Date

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GS2 42804T106
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